Exhibit 99.2

Vistra Announces Pricing Terms of Cash Tender Offer for Senior Secured Notes

IRVING, Texas, December 26, 2023 — Vistra Corp. (NYSE: VST) (“Vistra”) announced today the pricing terms of its previously announced cash tender offers (the “Tender Offers”) to purchase a portion of Vistra’s outstanding 3.550% Senior Secured Notes due 2024 (“3.550% 2024 Notes”), 4.875% Senior Secured Notes due 2024 (“4.875% 2024 Notes”) and 5.125% Senior Secured Notes due 2025 (“5.125% 2025 Notes” and, together with the 3.550% 2024 Notes and 4.875% 2024 Notes, the “Notes”) up to an aggregate principal amount that will not result in an aggregate purchase price that exceeds $750,000,000 (the “Aggregate Maximum Tender Amount”), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated December 11, 2023 (the “Offer to Purchase”).

Vistra expects to accept for purchase $345,308,000 in aggregate principal amount of the 3.550% 2024 Notes, $58,201,000 in aggregate principal amount of the 4.875% 2024 Notes and $355,693,000 in aggregate principal amount of the 5.125% 2025 Notes from the registered holders (the “Holders”) of the Notes that were validly tendered and not validly withdrawn before the Early Tender Deadline (as defined below).

The “Total Consideration” for each per $1,000 principal amount of the Notes validly tendered and accepted for purchase pursuant to the Tender Offers was determined by reference to the applicable fixed spread over the yield to maturity based on the bid side price of the applicable U.S. Treasury Security, in each case set forth in the table below, and is payable to the Holders of the Notes who validly tendered and did not validly withdraw their Notes at or before 5:00 p.m., New York City time, on December 22, 2023 (“Early Tender Deadline”) and whose Notes are accepted for purchase by Vistra. The applicable reference yields (as determined pursuant to the Offer to Purchase) listed in the table were determined at 10:00 a.m., New York City time, today, December 26, 2023, by the Lead Dealer Manager. The Total Consideration for each of the Notes includes an early tender premium of $30.00 per $1,000 principal amount of Notes validly tendered and not validly withdrawn by such Holders and accepted for purchase by Vistra.

Vistra – Press Release

December 26, 2023, Page 2

The following table sets forth certain information regarding the Notes and the Tender Offers:

Title of Notes	CUSIP Number (1)	Acceptance Priority Level (2)	Reference U.S. Treasury Security	Reference Yield	Fixed Spread (basis points)	Total Consideration (3) (4)	Aggregate Principal Amount Tendered (5)	Aggregate Principal Amount Expected to be Accepted for Purchase
3.550% Senior Secured Notes due 2024	92840V AD4; U9226V AC1; U9226V AG2	1	0.375% UST due 07/15/24	5.161%	+115	$985.65	$345,308,000	$345,308,000
4.875% Senior Secured Notes due 2024(5)	92840V AK8; U9226V AJ6	2	0.250% UST due 05/15/24	5.264%	+105	$994.73	$58,201,000	$58,201,000
5.125% Senior Secured Notes due 2025	92840V AL6; U9226V AK3	3	2.125% UST due 05/15/25	4.627%	+135	$988.92	$577,102,000	$355,693,000

(1)

No representation is made as to the correctness or accuracy of the CUSIP Numbers listed in the Offer to Purchase (as defined above) or printed on the Notes. They are provided solely for the convenience of the Holders of the Notes.

(2)

Subject to the Aggregate Maximum Tender Amount and proration, the principal amount of each series of Notes that is purchased in the Tender Offers will be determined in accordance with the applicable Acceptance Priority Level (in numerical priority order with 1 being the highest Acceptance Priority Level and 3 being the lowest) specified in this column.

(3)	Includes the Early Tender Premium.
(4)	Per $1,000 principal amount of the Notes that are tendered and accepted for purchase.
(5)	At the Early Tender Deadline.

All payments for Notes purchased in connection with the Early Tender Deadline will also include accrued and unpaid interest on the principal amount of the Notes purchased, from the last interest payment date with respect to those Notes to, but not including, the early settlement date, which is expected to occur on January 2, 2024.

Although the Tender Offers are scheduled to expire at 5:00 p.m., New York City time, on January 10, 2024, because the aggregate principal amount of all Notes validly tendered and not validly withdrawn by the Early Tender Deadline exceeds the Aggregate Maximum Tender Amount, Vistra does not expect to accept for purchase any tenders of Notes after the Early Tender Deadline. Any Notes tendered after the Early Tender Deadline will be promptly credited to the account of the Holders of such Notes maintained at the Depository Trust Company and otherwise returned in accordance with the Offer to Purchase.

Full details of the terms and conditions of the Tender Offers are described in the Offer to Purchase, which were sent by Vistra to holders of the Notes. Holders of the Notes are encouraged to read these documents as they contain important information regarding the Tender Offers.

Vistra has retained Citigroup Global Markets Inc. to act as the Lead Dealer Manager for the Tender Offers. Global Bondholder Services Corporation has been retained to serve as the Depositary and Information Agent for the Tender Offers. Questions or requests for assistance regarding the terms of the Tender Offers should be directed to Citigroup Global Markets Inc. at 388 Greenwich Street, Trading 4th Floor, New York, New York 10013, Attn: Liability Management Group, (800) 558-3745. Requests for the Offer to Purchase and other documents relating to the Tender Offers may be directed to Global Bondholder Services Corporation at 65 Broadway – Suite 404, New York, New York 10006, Attn: Corporate Actions, (212) 430-3774 (for banks and brokers) or (866) 654-2014 (for all others).

Vistra – Press Release

December 26, 2023, Page 3

None of Vistra, its board of directors or officers, the Lead Dealer Manager, the Depositary and Information Agent, or the trustee or any of their respective affiliates is making any recommendation as to whether Holders should tender any Notes in response to the Tender Offers. Holders must make their own decision as to whether to tender their Notes, and if so, the principal amount of Notes as to which action is to be taken.

The Tender Offers are only being made by, and pursuant to, the Offer to Purchase. This press release is neither an offer to purchase nor a solicitation of an offer to sell any Notes in the Tender Offers. The Tender Offers are not being made to Holders of the Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky, or other laws of such jurisdiction. In any jurisdiction in which the Tender Offers are required to be made by a licensed broker or dealer, the Tender Offers will be deemed to be made on behalf of Vistra by the Lead Dealer Manager, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

Media

Meranda Cohn

214-875-8004

Media.Relations@vistracorp.com

Analysts

Meagan Horn

214-812-0046

Investor@vistracorp.com

About Vistra

Vistra (NYSE: VST) is a leading, Fortune 500 integrated retail electricity and power generation company based in Irving, Texas, providing essential resources for customers, commerce, and communities. With operations in 20 states and the District of Columbia, Vistra combines an innovative, customer-centric approach to retail with safe, reliable, diverse, and efficient power generation. Learn more at https://www.vistracorp.com.

Cautionary Note Regarding Forward-Looking Statements

The information presented herein includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which are based on current expectations, estimates and projections about the industry and markets in which Vistra operates and beliefs of and assumptions made by Vistra’s management, involve risks and uncertainties, which are difficult to predict and are not guarantees of future performance, that could significantly affect the financial results of Vistra. All statements, other than statements of historical facts, that are presented herein, or in response to questions or otherwise, that address activities, events or developments that may occur in the future, including such matters as activities related to our financial or operational projections, projected synergy, value lever and net debt targets, capital allocation, capital expenditures, liquidity, projected Adjusted EBITDA to free cash flow conversion rate, dividend policy, business strategy, competitive strengths, goals, future acquisitions or dispositions, development or operation of power generation assets, market and industry developments and the growth of our businesses and operations (often, but not always, through the use of words or phrases, or the negative variations of those words or other comparable words of a future or forward-looking nature, including, but not limited to: “intends,” “plans,” “will likely,” “unlikely,” “believe,” “confident”, “expect,” “seek,” “anticipate,” “estimate,” “continue,” “will,” “shall,” “should,” “could,” “may,” “might,” “predict,” “project,” “forecast,” “target,” “potential,” “goal,” “objective,” “guidance” and “outlook”), are forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements. Although Vistra believes that in making any such forward-looking statement, Vistra’s expectations are based on reasonable assumptions, any such forward-looking statement involves uncertainties and risks that could cause results to differ materially from those projected in or implied by any such forward-looking statement, including, but not limited to: (i) adverse changes in general economic or market conditions (including changes in interest rates) or changes in political conditions or federal or state laws and regulations; (ii) the ability of Vistra to execute upon its contemplated strategic, capital allocation, performance, and cost-saving initiatives including the acquisition of Energy Harbor Corp. and to successfully integrate acquired businesses; (iii) actions by credit ratings agencies; (iv) the ability of Vistra to consummate the transaction with Energy Harbor Corp., successfully integrate Energy Harbor Corp.’s businesses

Vistra – Press Release

December 26, 2023, Page 4

and realize the anticipated benefits of the transaction; and (v) those additional risks and factors discussed in reports filed with the Securities and Exchange Commission by Vistra from time to time, including the uncertainties and risks discussed in the sections entitled “Risk Factors” and “Forward-Looking Statements” in Vistra’s annual report on Form 10-K for the year ended December 31, 2022 and any subsequently filed quarterly reports on Form 10-Q.

Any forward-looking statement speaks only at the date on which it is made, and except as may be required by law, Vistra will not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible to predict all of them; nor can Vistra assess the impact of each such factor or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.